UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 31, 2012

STEVIA FIRST CORP.

(Exact name of registrant as specified in its charter)

Nevada	000-53832	75-3268988
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5225 Carlson Rd. Yuba City, California	95993
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (530) 231-7800

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

On January 31, 2012, Stevia First Corp. (the “Company”) entered into a Convertible Debenture Subscription Agreement (the “Subscription Agreement”), pursuant to which it issued a convertible debenture with an aggregate principal amount of $250,000 (the “Debenture”).  The Debenture bears interest at the rate of 6.0% per annum, payable semi-annually in arrears on June 30 and December 31 of each year beginning on June 30, 2012.  The Debenture is convertible at the holder’s option into shares of the Company’s common stock (the “Shares”) at an initial conversion price of $0.50 per share.  The Company may elect to make interest payments in common stock valued at the conversion price. The entire principal balance of the Debenture is due and payable three years following its issuance unless earlier redeemed by the Company in accordance with its terms.  The Company may repay the principal and interest owing under the Debenture in Shares at maturity or upon redemption of the Debenture.  The Debenture also provides for customary events of default which, if any of them occurs, would permit or require the principal of and accrued interest on the Debenture to become or to be declared due and payable.

The sale of the Debenture and the Shares issuable upon conversion of the Debenture has not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and the Debenture and the Shares issuable upon conversion of the Debenture were sold in reliance upon exemptions from registration under Section 4(2) of the Securities Act. The Debenture and the Shares issuable upon conversion of the Debenture may not be offered or sold in the United States absent registration under or exemption from the Securities Act and any applicable state securities laws. The purchaser of the Debenture represented that it is an accredited investor as defined in the rules and regulations under the Securities Act and that it was acquiring the Debenture and the Shares issuable upon conversion of the Debenture for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof.

The form of Subscription Agreement and the form of Debenture are attached hereto as Exhibits 10.1 and 10.2 respectively, and are incorporated herein by reference.  The foregoing descriptions of the Subscription Agreement and Debenture do not purport to be complete and are qualified in their entirety by reference to the full text of the Subscription Agreement and Debenture.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registration

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.02  Unregistered Sales of Equity Securities

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Robert Brooke

On January 31, 2012, Dr. Avtar Dhillon, the Chairman of the Company’s Board of Directors, resigned as the Company’s President, Chief Executive Officer, Chief Financial Officer, Secretary and Treasurer.  Also on January 31, 2012, the Company’s Board of Directors appointed Robert Brooke as Chief Executive Officer, Secretary, Treasurer, and as a director of the Company.  Mr. Brooke will serve as our principal executive officer and principal financial officer.

Robert Brooke, 31, has served as the Company’s Vice President of Business Development since October 2011.  Mr. Brooke is a founder of Genesis Biopharma, Inc. (OTCBB: GNBP.OB), a cancer drug development company, where he served as Director, President and Chief Executive Officer from March 2010 until February 2011.  Mr. Brooke is also the founder of Percipio Biosciences, Inc., a privately held research diagnostics company that manufactures and distributes products related to oxidative stress research, and has served as its President since 2008.  From 2004 to 2008, he was an analyst with Bristol Capital Advisors, LLC, investment manager to Bristol Investment Fund, Ltd. During this period, Bristol financed over 60 public healthcare and life science companies and was listed by The PIPEs Report as the most active investor in private placements by public biotechnology companies.  Mr. Brooke earned a B.S. in Electrical Engineering from Georgia Tech in 2003 and a M.S. in Biomedical Engineering from UCLA in 2005.

On January 31, 2011, the Company entered into an Executive Employment Agreement with Mr. Brooke. Under the agreement, Mr. Brooke will receive an initial annual base salary of $100,000 and will be eligible to participate in the benefits made generally available to similarly-situated executives.  The agreement further provides that if Mr. Brooke is terminated other than for cause, death or disability, he is entitled to receive severance payments equal to six months of his base salary.  If Mr. Brooke terminates his employment with the Company with good reason following a change of control of the Company, Mr. Brooke is entitled to receive severance payments equal to 12 months of his base salary.  Severance payments will be reduced by any remuneration paid to Mr. Brooke because of Mr. Brooke’s employment or self-employment during the applicable severance period.  The Executive Employment Agreement has an initial term of two years.

Under the Executive Employment Agreement, the termination for “good reason” means a termination by Mr. Brooke following the occurrence of any of the following events without Mr. Brooke’s consent within six months of a change of control: (a) a change in Mr. Brooke’s position that materially reduces his level of responsibility; (b) a material reduction in Mr. Brooke’s base salary, except for reductions that are comparable to reductions generally applicable to similarly situated executives of the Company; and (c) relocation of Mr. Brooke’s principal place of employment more than 25 miles.   The term “change of control” is defined as a change in ownership or control of the Company effected through a merger, consolidation or acquisition by any person or related group of persons (other than an acquisition by the Company, a Company-sponsored employee benefit plan or by a person or persons that directly or indirectly controls, is controlled by, or is under common control with, the Company) of beneficial ownership (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934) of securities possessing more than 50% of the total combined voting power of the outstanding securities of the Company.

The Executive Employment Agreement is attached hereto as Exhibit 10.3 and is incorporated herein by reference.  The foregoing description of the Executive Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Executive Employment Agreement.

2012 Stock Incentive Plan

On February 3, 2012, the Board of Directors of the Company approved and adopted the Stevia First Corp. 2012 Stock Incentive Plan (the “Plan”), and authorizing management to submit the Plan to the Company’s stockholders for approval.  On February 3, 2012, a majority of the stockholders of the Company executed a written consent approving and adopting the Plan.

Under the Plan, the Company is authorized to issue up to 5,000,000 shares of the Company’s common stock in stock incentive awards.  The Plan includes a variety of forms of awards, including stock options, stock appreciation rights, restricted stock, restricted stock units, and dividend equivalents to allow the Company to adapt its incentive compensation program to meet the needs of the Company.  No awards have been granted under the Plan.   The Board currently acts as the administrator of the Plan.

The 2012 Stock Incentive Plan is attached hereto as Exhibit 10.4 and is incorporated herein by reference.  The foregoing description of the Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the Plan.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On January 31, 2012, the Board of Directors of the Company approved an amendment to Article II, Sections 1(a) and 1(d) of the Company’s Bylaws (the “Amendment”). The Amendment sets the size of the Board of Directors of the Company at between one and nine, and provides that the exact number of directors may be changed from time to time by resolution of the Board.  The Amendment further provides that the Board is authorized to appoint one or more directors between annual meetings of the Company, and that the size of the Board shall be increased upon such an appointment.  This summary does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is attached hereto as Exhibit 3.1 and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit	Description
3.1	Amendment to the Bylaws of the Company
10.1	Form of Convertible Debenture Subscription Agreement
10.2	Form of Convertible Debenture
10.3	Executive Employment Agreement, dated January 31, 2012, by and between the Company and Robert T. Brooke
10.4	Stevia First Corp. 2012 Stock Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEVIA FIRST CORP.
Dated: February 6, 2012	By: /s/ Robert Brooke
Name: Robert Brooke
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description
3.1	Amendment to the Bylaws of the Company
10.1	Form of Convertible Debenture Subscription Agreement
10.2	Form of Convertible Debenture
10.3	Executive Employment Agreement, dated January 31, 2012, by and between the Company and Robert T. Brooke
10.4	Stevia First Corp. 2012 Stock Incentive Plan